Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Hannon Armstrong Sustainable Infrastructure Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.01 per share	457(o)			$500,000,000	$0.00011020	$55,100
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					$500,000,000		$55,100 (1)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$28,580 (2)
	Net Fee Due							$26,520

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Hannon Armstrong Sustainable Infrastructure Capital, Inc.	424(b)(5)	333-263169	03/02/2022		$4,956(2)	Equity	Common Stock, par value $0.01 per share	N/A	$308,307,573
Fee Offset Claims	Hannon Armstrong Sustainable Infrastructure Capital, Inc.	424(b)(3)	333-230546	03/01/2021		$23,624(2)	Equity	Common Stock, par value $0.01 per share	N/A	$379,421,475
Fee Offset Sources	Hannon Armstrong Sustainable Infrastructure Capital, Inc.	424(b)(5)	333-263169		03/02/2022						46,350(2)
Fee Offset Sources	Hannon Armstrong Sustainable Infrastructure Capital, Inc.	424(b)(3)	333-230546		03/01/2021						54,550(2)
(1)	Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended.
(2)

Hannon Armstrong Sustainable Infrastructure Capital, Inc. (the “Company”) previously registered common stock having an aggregate offering price of up to $500,000,000, offered by means of a 424(b)(3) prospectus supplement, dated February 26, 2021 and filed on March 1, 2021 (the “First Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-230546), filed with the Securities and Exchange Commission on March 27, 2019. In connection with the filing of the First Prospectus Supplement, the total registration fee was $54,550, which was satisfied by offsetting $15,155 with the remaining fees from the a previously filed 424(b)(3) prospectus supplement, dated May 13, 2020 and filed on May 13, 2020, and a contemporaneous fee payment of the balance of $39,395 (the “First Fee Payment”). An aggregate offering price of $120,578,525 in common stock was sold under the First Prospectus Supplement and then the offering was terminated.

The Company then previously registered common stock having an aggregate offering price of up to $500,000,000, offered by means of a 424(b)(5) prospectus supplement, dated March 1, 2022 and filed on March 2, 2022 (the “Second Prospectus Supplement”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-263169), filed with the Securities and Exchange Commission on March 1, 2022. In connection with the filing of the Second Prospectus Supplement, the total registration fee was $46,350, which was satisfied by offsetting $41,394 with the remaining fees from the First Fee Payment and a contemporaneous fee payment of the balance of $4,956. An aggregate offering price of $191,692,427 in common stock was sold under the Second Prospectus Supplement and then the offering was terminated.

Pursuant to Rule 457(p) under the Securities Act, registration fees of $28,580 that have already been paid and remain unused with respect to securities that were previously registered pursuant to the First Prospectus Supplement and Second Prospectus Supplement and were not sold thereunder may be applied to the filing fees payable pursuant to this prospectus supplement. The registrant has terminated the offerings that included the unsold securities under the First Prospectus Supplement and the Second Prospectus Supplement.